[Cadwalader, Wickersham & Taft Letterhead]


                                 January 7, 2000




GE Capital Mortgage Services, Inc.
Three Executive Campus
Cherry Hill, New Jersey  08002

GE Capital Mortgage Funding Corporation
Three Executive Campus, Suite W. 602
Cherry Hill, New Jersey  08002

      Re:   GE Capital Mortgage Services, Inc.
            GE Capital Mortgage Funding Corporation
            Registration Statement on Form S-3 (Nos. 333-68951 and 333-68951-01)

Ladies and Gentlemen:

     You have requested our opinion in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on December 15, 1998, as amended to the date hereof (the registration statement, as so amended, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by GE Capital Mortgage Services, Inc. or GE Capital Mortgage Funding Corporation (the "Registrants") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among one of the Registrants, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and a servicer or a master servicer to be identified in the Prospectus Supplement for such Series of Certificates. Forms of Pooling and Servicing Agreements are exhibits to the Registration Statement or incorporated by reference from exhibits to the Registrants' previous registration statements. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the forms of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the forms of the Pooling and Servicing Agreement substantially in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     As counsel to the Registrants, we have advised the Registrants with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the heading "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary of Terms--Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the forms of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the captions "Federal Income Tax Consequences" in the Prospectus and Prospectus Supplements forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                Very truly yours,


                                /s/  Cadwalader, Wickersham & Taft